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                                                                     EXHIBIT (j)






                               CONSENT OF COUNSEL

                  We hereby consent to (i) the use of our name and the reference to our Firm in the Prospectuses and under the caption "Counsel" in the Statements of Additional Information that are included in Post-Effective Amendment No. 63 to the Registration Statement on Form N-1A under the
Investment Company Act of 1940, as amended, of Armada Funds; and (ii) the use and incorporation by reference in said Post-Effective Amendment No. 63 of our firm's opinion and consent of counsel filed as Exhibit (i) to Post-Effective Amendment No. 62 to the Registration Statement on Form N-1A under the Securities Act of 1933, as Amended, and the Investment Company Act of 1940, as amended, of Armada Funds.

                                            /s/ Drinker Biddle & Reath LLP
                                            ------------------------------------
                                            DRINKER BIDDLE & REATH LLP



Philadelphia, Pennsylvania
June 21, 2002